Consent of Independent Registered Public Accounting Firm

We consent  to the reference  to our firm under the caption "Independent Registered  Public Accounting Firm" in the Statement of Additional Information  and to the use of our reports: (1) dated April28, 2014, with respect to the statutory-basis  financial statements and schedules of Western Reserve Life Assurance Co. of Ohio and (2) dated April 28, 2014, with respect to the financial statements  of the subaccounts  of the  WRL  Series  Life  Account,  included  in  Post-Effective   Amendment   No.  23  to  the  Registration Statement (Form N-6, No. 333-58322)  and related Prospectus of WRL Freedom Elite Builder.

/s/Ernst & Young LLP

April 28, 2014